Exhibit 99.1

NEWS RELEASE

NUVASIVE APPOINTS RAJESH J. ASARPOTA AS CHIEF FINANCIAL OFFICER

Financial and operational veteran to support Company’s continued growth strategy and profitability goals

SAN DIEGO, CA – August 15, 2017 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today the appointment of Rajesh (Raj) J. Asarpota as the Company’s new executive vice president and chief financial officer (CFO), effective September 1, 2017.

As a member of NuVasive’s global executive team, Mr. Asarpota will be responsible for the Company’s global finance functions including accounting, FP&A, treasury and tax. He joins NuVasive with nearly 25 years of experience in financial and executive leadership roles across the healthcare industry.

Mr. Asarpota began his career at General Electric (GE) in the GE Financial Management program, including finance roles in commercial operations, plant and manufacturing analysis, sourcing and R&D analysis. He then joined the GE Corporate Audit Staff program and from there moved to GE Healthcare where he held a variety of key finance operating roles. In the last 15 years, he has accumulated critical experience in both public and private enterprises, highlighted by his decade-long tenure at Life Technologies where he helped drive the growth from a small biotech company to a $4 billion life sciences leader. More recently, Mr. Asarpota was the CFO of publicly-traded Questcor Pharmaceuticals and supported the sale of that company, and then worked in private equity-backed healthcare companies for the last several years in executive financial and operational roles.

“Raj brings a strong financial and operational background to the NuVasive leadership team as we continue to focus on driving revenue growth and expanding profitability,” said Gregory T. Lucier, NuVasive’s chairman and chief executive officer. “I have worked closely with Raj at multiple companies where we were successful at expanding market share and transforming operations. He’s a proven leader who will drive significant shareholder value.”

Mr. Asarpota earned a bachelor’s degree from the University of Bombay in Bombay, India and an MBA from Marquette University in Milwaukee, Wisconsin.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is transforming spine surgery and beyond with minimally invasive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA® platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Stefanie Mazer

NuVasive, Inc.

858-320-5243

media@nuvasive.com